Exhibit 99.1

For Immediate Release

Contact:
CCG Investor Relations
Crocker Coulson, President
Phone: + (1) 646-213-1915
Email:  Crocker.Coulson@ccgir.com

One Horizon Group Announces
Second Quarter 2013 Financial Results

●	Strong growth for the second half of 2013 is anticipated based on a continued solid pipeline for its innovative mobile IP end-to-end solution

BAAR, Switzerland — August 14, 2013 — One Horizon Group, Inc. (OTCQB: OHGI) (“One Horizon Group” or the “Company”), which develops software application platforms that optimize mobile voice, instant messaging and advertising communications over the Internet, today announced unaudited financial results for the three months ended June 30, 2013.

Financial Highlights and Recent Events

●	Revenue was $3.10 million for the three months ended June 30, 2013, a 36.8% increase from the $2.26 million in revenue generated for the three months ended June 30, 2012.

●	Gross profit was $2.61 million for the three months ended June 30, 2013, a 16.3% increase from the $2.25 million in gross profit generated for the three months ended June 30, 2012.

●
Before non cash equity compensation of $0.84 million for Tripoint Global Equities, LLC and CCG Investor Relations, two of the Company’s capital markets advisors, net income on a non-GAAP basis attributable to the stockholders of the Company would have been $0.79 million for the second quarter of 2013.

●
Completed a $6 million equity financing on February 18, 2013, of which $3.1 million was received in the second quarter. On July 1, 2013 the Company received a further $1.1 million leaving the balance of $1.8 million to be received in September 2013.

●
On August 6, 2013, subsequent to the end of the Company’s second fiscal quarter, the Company’s shareholders approved a 600-for-1 reverse stock split of its issued and outstanding common stock.  Consequently, the Company will have outstanding common stock of approximately 31.5 million shares on a post reverse stock split basis.

●
In June, the Company agreed to contract its One Horizon Platform to X-Mobility Ltd., a Mobile Virtual Network Aggregator (MVNA) that provides a white-labeled service for brands looking to create their own Mobile Virtual Network Operator (MVNO) proposition and enter the mobile space.

●
In July, subsequent to the end of the second fiscal quarter, the Company announced the release of its VoIP technology as a software-library for smartphone App developers.  The Horizon software library allows smartphone app developers to integrate the Horizon VoIP optimizations with apps such as on-line gaming.

●
In August, also subsequent to the end of the second fiscal quarter, the Company announced the launch of its online Global Phone Credit (GPC) service add-on which offers a complete Internet shop-front that performs the cash collection, credit card management and cash reconciliation services to all Horizon service providers.

●
The Company’s joint venture with a subsidiary of ZTE Corporation received its formal license during the second quarter signifying that its capital investment has been approved, and which enables the joint venture to commence business operations in China.  The joint venture was formed to sell licenses for the Horizon Call platform to international operators and Chinese enterprises and consumers, and to roll out a new mobile VoIP platform to the China smartphone market.

“We are pleased to announce positive top line results for the second quarter reflecting the continued success of Horizon Call, our mobile VoIP solution for both network operators and enterprises. We are confident that the applications of our revolutionary software will continue to gain acceptance among carriers and enterprises due to the high quality and less expensive mobile voice, messaging and advertising services delivered over our unique and innovative platform,” stated Mark White, Chief Executive Officer of One Horizon Group.

“Our carrier-branded mobile VoIP platform enables substantial savings through bandwidth efficiency that carries ten times the amount of voice and data relative to conventional platforms. We offer a premier white-labeled solution that can be made unique to each operator, configured for text or audio advertising, and which can work with existing payment systems.  To illustrate, the recent launch of our on-line Global Phone Credit service add-on is a fully integrated web shop credit purchase solution that can be easily deployed by all Horizon customers deploying our white-labeled solution freeing them up to market their own brand of our smartphone VoIP solutions to their subscribers.  Further, One Horizon's white-labeled voice and messaging over IP service solution has opened up a range of new possibilities for mobile operators looking to displace third party OTT (Over The Top) with a high quality branded offering.”

“During the second quarter of fiscal year 2013, we continued to expand the applications of our mobile software and related marketing efforts in promising key markets. The explosion in smartphone deployment is expected to be led by the emerging markets which represent a key opportunity for Horizon Call due to these markets’ high population density, high penetration of mobile phones, congested mobile cellular networks and high growth in smartphone adoption.  Our VoIP optimizations allow our customers to offer their subscribers reliable VoIP on congested 2G and 3G networks which dominate wireless infrastructure in very sizable, fast growing markets.”

“We believe that with the world’s ever-growing number of smartphones, our technology is the only VoIP service that is engineered from the ground up to efficiently operate over all wireless networks including 2G, 3G, 4G/LTE and Wi-Fi.  All wireless networks are subject to congestion and noise and our SmartPacket technology revolutionizes how VoIP calls are made thereby allowing high quality, resilient VoIP to run on the world’s congested networks.  Horizon is poised to optimize how VoIP is deployed on high capacity Wi-Fi and 4G/LTE networks that allow our telecommunications carrier customers to place more calls on their networks than they could using existing VoIP technologies such as SIP or VoLTE,” Mr. White concluded.

Financial Results for the Three Months ended June 30, 2013

Revenue was $3.10 million for the three months ended June 30, 2013, a 36.8% increase from $2.26 million in revenue for the three months ended June 30, 2012.  The increase in our revenue was due to the ongoing growth in sales of the Horizon Platform and licenses. The Company expects sales to continue to grow as more companies sign up for the Horizon Platform.

Gross profit was $2.61 million for the three months ended June 30, 2013, a 16.3% increase from $2.25 million in gross profit generated for the three months ended June 30, 2012.  The main reason for the increase was the growth in business and smartphone market globally as well as the Company’s ability to capitalize on market opportunities by entering areas with high population density, high penetration of mobile phones, congested mobile cellular networks and high growth in the adoption of smartphones.  Gross margin for the three month period was 84.5%.

Operating expenses were $2.66 million, or 86.1% of sales for the three months ended June 30, 2013, which included general and administrative expenses, depreciation, and amortization of intangibles. This compares to operating expenses of $3.18 million or 140.4% of sales for the same period in 2012.  The operating expenses for the three months ended June 30, 2013 included various public company expenses including non-cash stock-based compensation, and various legal and consulting services.

Before non cash equity compensation of $0.84 million for Tripoint Global Equities, LLC and CCG Investor Relations, two of the Company’s capital markets advisors, net income on a non-GAAP basis attributable to the stockholders of the Company would have been $0.79 million for the second quarter of 2013.

Six Months 2013 Results

Revenue for the six months ended June 30, 2013 was $6.11 million, an increase of 34.1% as compared to $4.55 million for the six months ended June 30, 2012. Gross profit was $5.62 million, up 25.2% from $4.49 million in the six months ended June 30, 2012. Gross margin was 92.0% compared to 98.6% in the same period of 2012. General and administrative expenses were $3.69 million, compared to $3.31 million for the same period of 2012. Net earnings attributable to the stockholders of the Company was approximately $0.84 million for the six months ended June 30, 2013, compared to a net loss of $0.91 million for the same period in 2012.  Before non cash equity compensation of $0.84 million for Tripoint Global Equities, LLC and CCG Investor Relations, two of the Company’s capital markets advisors, net income on a non-GAAP basis attributable to the stockholders of the Company would have been $1.68 million for the first half of 2013 compared to a net loss of $0.91 million for the same period in 2012.

Financial Condition

As of June 30, 2013, the Company had $1.94 million in cash and cash equivalents and its working capital, excluding the current portion of deferred revenue (attributable to licensing fees to be realized over time), was approximately $6.86 million.  As of June 30, 2013, the Company had $0.2 million in long term debt, $33.0 million in deferred revenue and stockholders’ equity was $21.5 million. During the six months ended June 30, 2013, the Company used cash of approximately $1.73 million for operating activities, while investing activities used approximately $0.63 million and financing activities provided approximately $3.60 million in net cash.

Business Update and Second Half 2013 Outlook

In July, the Company announced the release of its VoIP technology as a software library for smartphone App developers.  Apps such as online games can now carry a gamer’s voice in a high-quality and reliable way, and since Horizon's voice technology transmits voice efficiently over a wide range of networks, including 4G, 3G, 2G and EDGE, this effectively untethers gamers from Wi-Fi to create a truly mobile voice-enhanced experience.  The Horizon software library allows smartphone app developers to integrate the Horizon VoIP optimizations with their current and future apps which significantly enriches the user experience for casual games and massively multiplayer online games (MMOGs) on smartphones and tablets.

In August, the Company announced the launch of its online Global Phone Credit (GPC) service add-on, a complete Internet shop-front that performs the cash collection, credit card management and cash reconciliation services for all Horizon services.  This Horizon technology component seamlessly works alongside any legacy operator credit top-up services and Horizon service providers can promote the GPC on-line payment portal which allows their subscribers to pay for their in-App credit using their credit card or a PayPal account.  This solution can be easily deployed by all of our customers deploying the Company’s white-labeled solution which frees them to market their own brand of Horizon's revolutionary smartphone VoIP and Instant Messaging solutions to their subscribers.

The Company anticipates further revenue growth in 2013 and is marketing its wide range of solutions to both Tier 1 and Tier 2 carriers and large-sized enterprises.  During the six months ended June 30, 2013, the Company completed four new master licensing agreements with Tier 2 telecommunication operators in Europe and Asia.  Typically, these agreements take at least six to ten months before they begin generating cash flow.

The Company is continuing to explore regions and markets where our innovative software application will have the most value-added impact, including India and China.  Asia represents a key opportunity for the Company’s Horizon Call platform due to increased pressures on mobile operators to manage their network availability and provide cost and efficiency advantages relative to current technologies. The Company foresees its Horizon SmartPacket™ as being especially competitive in this region since it is the world’s lowest bandwidth voice compression and transmission protocol and no other software companies offer a solution in such a complete and integrated fashion.

The Company is continuing to make progress in its joint venture with ZTE Corporation, the fourth largest mobile phone manufacturer and fifth largest telecommunications equipment provider in the world.  The Company plans to roll out its technology in this market leveraging ZTE’s channel of 160 Tier 1 software customers.  Further, the Company has targeted the young demographic to generate advertising revenue for its technology who are avid users of free app to app VoIP calls and messaging that would work over existing 2G, 3G and EDGE platforms.

About Non-GAAP Financial Measures

In addition to One Horizon Group’s unaudited condensed consolidation financial results developed in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also provides a Non-GAAP financial measure for the second quarter of 2013, Non-GAAP net income attributable to stockholders, which excludes the non cash equity compensation expenses from its comparable GAAP measure. The Company believes that this Non-GAAP financial measure provides investors with another method for assessing One Horizon Group’s operating results in a manner that is focused on the performance of its ongoing operations and excludes non cash equity compensation expenses incurred for outside advisors. Readers are cautioned not to view Non-GAAP results on a stand-alone basis or as a substitute for results under GAAP, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with Non-GAAP results below. The Company believes that both management and investors benefit from referring to these Non-GAAP financial measures in assessing the performance of One Horizon Group and when planning and forecasting future periods. The accompanying table contains detail on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliation between these financial measures.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

ONE HORIZON GROUP, INC.
Unaudited Reconciliation of GAAP to Non-GAAP
Three months ended June 30, 2013

	GAAP	(1)	Non-GAAP

Income (loss) attributable to stockholders	$ (53,000)	$ 840,000	$ 787,000

(1) Non cash equity compensation for the Company’s capital markets advisors

ONE HORIZON GROUP, INC.
Unaudited Reconciliation of GAAP to Non-GAAP
Six months ended June 30, 2013

	GAAP	(1)	Non-GAAP

Income (loss) attributable to stockholders	$ 843,000	$ 840,000	$ 1,683,000

(1) Non cash equity compensation for the Company’s capital markets advisors

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly-owned subsidiary, Horizon Globex GmbH, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (“VoIP”) platform for smartphones, and also offers a range of other optimized data applications including messaging and mobile advertising.  Horizon Globex is an ISO 9001 and ISO 20000-1 certified company.  The Company has operations in Switzerland, the United Kingdom, China, India, Singapore and Hong Kong.  For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in the Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statements.

UNAUDITED FINANCIAL TABLES FOLLOW

ONE HORIZON GROUP, INC.
(formerly Intelligent Communication Enterprise Corporation)
Condensed Consolidated Balance Sheets
June 30, 2013 and December 31, 2012
(in thousands, except share data)

(unaudited)	June 30,	December 31,
	2013	2012

Assets

Current assets:
Cash	$1,944	$699
Accounts receivable, current portion	12,201	5,899
Other assets	222	136
Total current assets	14,367	6,734

Accounts receivable, net of current portion	35,963	26,263
Property and equipment, net	378	350
Intangible assets, net	12,469	12,329
Other assets	31	-
Total assets	$63,208	$45,676

Liabilities and stockholders' Equity

Current liabilities:
Accounts payable	$944	$750
Accrued expenses	1,044	435
Accrued compensation	54	38
Income taxes	1,404	1,332
Amounts due to related parties	4,000	3,500
Current portion of deferred revenue	9,000	6,000
Current portion of long-term debt	65	59
Total current liabilities	16,511	12,114

Long-term liabilities
Deferred revenue	23,950	16,000
Long term debt, net of current portion	215	219
Deferred income taxes	445	445
Mandatorily redeemable preferred shares	90	90
Total liabilities	41,211	28,868

Stockholders' Equity
Preferred stock:
$0.0001 par value, authorized 150,000,000;
no shares issued or outstanding	-	-
Common stock:
$0.0001 par value, authorized 250,000,000,000 shares
issued and outstanding 19,031,903,710 shares (December 2012 18,507,506,667)	1,904	1,852
Additional paid-in capital	26,569	19,781
Stock subscriptions receivable	(3,400)	(500)
Retained earnings (deficit)	(3,937)	(4,780)
Accumulated other comprehensive income	405	455
Total One Horizon Group, Inc. stockholders' equity	21,541	16,808
Non-controlling interest	456	-
Total stockholders' equity	21,997	16,808

Total liabilities and stockholders' equity	$63,208	$45,676

See accompanying notes to condensed consolidated financial statements.

ONE HORIZON GROUP, INC.
(formerly Intelligent Communication Enterprise Corporation)
Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2013 and 2012
(in thousands)
(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2013	2012	2013	2012

Revenue	$3,095	$2,262	$6,108	$4,554

Cost of revenue	481	14	488	65
Gross margin	2,614	2,248	5,620	4,489

Expenses:
General and administrative	2,221	1,614	3,694	3,307
Depreciation	39	721	75	818
Amortization of intangibles	404	841	850	1,043

	2,664	3,176	4,619	5,168

Income (loss) from operations	(50)	(928)	1,001	(679)

Other income and expense:
Interest expense	(7)	(54)	(12)	(65)
Interest expense - related parties	(50)	(50)	(100)	(100)
Foreign exchange	-	-	-	5
	(57)	(104)	(112)	(160)

Income (loss) before income taxes	(107)	(1,032)	889	(839)

Income taxes expense (benefit)	(10)	53	90	69

Net Income (Loss) for the period	(97)	(1,085)	799	(908)

Net income (loss) attributable to the non-controlling interest	(44)	-	(44)	-

Net Income (Loss) for the period attributable to One Horizon Group, Inc.	$(53)	$(1,085)	$843	$(908)

Earnings (loss) per share attributable to One Horizon Group, Inc. shareholders

Basic net income per share	$(0.00)	$(0.00)	$0.00	$(0.00)

Diluted net income per share	$(0.00)	$(0.00)	$0.00	$(0.00)

Weighted average number of shares outstanding
Basic	19,005,382	13,341,435	18,867,426	13,331,726
Diluted	19,005,382	13,341,435	20,279,496	13,331,726

See accompanying notes to condensed consolidated financial statements.

ONE HORIZON GROUP, INC.
(formerly Intelligent Communication Enterprise Corporation)
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2013 and 2012
(in thousands)
(unaudited)

	2013	2012

Cash provided by (used in) operating activities:

Operating activities:
Net income (loss) for the period	$843	$(908)

Adjustment to reconcile net income (loss) for the period to
net cash provided by (used in) operating activities:
Depreciation of property and equipment	75	818
Amortization of intangible assets	850	1,043
Common stock issued for services received	593	-
Warrants issued for services received	247	-
Net income (loss) attributable to non-controlling interest	(44)	-
Changes in operating assets and liabilities net of effects of acquistions:

Accounts receivable	(16,047)	(20,368)
Other assets	(86)	(22)
Accounts payable and accrued expenses	819	(288)
Deferred revenue	10,950	16,600
Income taxes	72	163

Net cash provided by (used in) operating activities	(1,728)	(2,962)

Cash used in investing activities:

Acquisition of intangible assets	(494)	(2,263)
Acquisition of property and equipment	(104)	(28)
Other assets	(31)	-

Net cash (used in) investing activities	(629)	(2,291)

Cash flow from financing activities:

Increase (decrease) in long-term borrowing, net	2	(815)
Proceeds from issuance of common stock	3,100	5,750
Advances from related parties, net of repayment	500	-
Net checks issued in excess of funds	-	(53)

Net cash provided by (used in) financing activities	3,602	4,882

Increase (decrease) in cash during the period	$1,245	$(371)

Cash at beginning of the period	699	371

Cash at end of the period	$1,944	$-